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                                                                      EXHIBIT 23
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



          As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 4, 1994, (the Report of Independent Public Accountants) appearing on page 39 of the 1993 Annual Report to Shareholders of SCEcorp (Exhibit 13 included herein) in this Annual Report on Form 10-K for the year ended December 31, 1993 of SCEcorp. It should be noted that we have not audited any financial statements of SCEcorp subsequent to December 31, 1993 or performed any audit procedures subsequent to the date of our report.

          We further consent to the incorporation by reference of the above-mentioned Report of Independent Public Accountants, incorporated by reference in this Annual Report on Form 10-K, and to the incorporation by reference of our report (the Report of Independent Public Accountants on Supplemental Schedules), appearing on page 33 of this Annual Report on Form 10-K, in the SCEcorp Registration Statements which follow:

         REGISTRATION FORM           FILE NO.               EFFECTIVE DATE
         -----------------           --------               --------------
         Form S-8                    33-32302               June 2, 1993
         Form S-8                    33-46713               June 2, 1993
         Form S-8                    33-46714               June 2, 1993
         Form S-3                    33-47389               June 2, 1993
         Form S-8                    33-51225               November 30, 1993
         Form S-3                    33-44148               September 17, 1993




                             ARTHUR ANDERSEN & CO.


Los Angeles, California
March 17, 1994